SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: January 19, 1998

                     American Communications Services, Inc.
             (Exact name of registrant as specified in its charter)

State of Delaware                   0-25314                  52-1947746
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)      File No.)                Identification No.)

131 National Business Parkway
Annapolis Junction, Maryland                                 20701
(Address of Principal Executive                              (Zip Code)
Offices)

(301) 617-4200
(Registrant's telephone number,
including area code)

Item 5.           Other Events.

On January 19, 1998, American Communications Services, Inc. (NASDAQ: ACNS) issued a press release that it had extended its offer to exchange its 13 3/4% Senior Notes due 2007, which have been registered under the Securities Act of 1933, as amended, for up to $170 million aggregate principal amount of its outstanding 13 3/4% Senior Notes due 2007 (the "Old Notes"). Based on information received from its exchange agent, The Chase Manhattan Bank, the Company believes that approximately $165 million aggregate principal amount of the $170 million aggregate principal amount of Old Notes eligible to participate in the exchange offer had been tendered as of January 16, 1998.

The exchange offer has been extended to 5:00 p.m., New York City time, on January 23, 1998, unless extended. Except for the extension of the expiration date, all other terms and conditions of the exchange offer relating to the Old Notes remain as set forth in the exchange offer documents previously furnished to the holders of the Old Notes.

American Communications Services, Inc. provides an alternative to the incumbent local telephone companies, offering dedicated access, local dial tone and advanced data and networking solutions to business customers in markets primarily throughout the southern half of the United States. The Company manages and operates its own local fiber optic networks.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      AMERICAN COMMUNICATIONS SERVICES, INC.
                                      By


Date:  January 20, 1998               /s/ Riley M. Murphy
                                      ------------------------------------------
                                      Riley M. Murphy, Executive Vice President
                                      Legal and Regulatory Affairs and Secretary